Exhibit 99.1

TriCo Bancshares Announces Appointment of

New Chief Financial Officer

PRESS RELEASE	Contact: Richard P. Smith
FOR IMMEDIATE RELEASE	President & Chief Executive Officer
(530) 898-0300

CHICO, California – August 13, 2018—TriCo Bancshares (“TriCo” or the “Company”) (NASDAQ: TCBK), the holding company for Tri Counties Bank, announced today that Peter Wiese has been named the Company’s new Executive Vice President and Chief Financial Officer effective August 14, 2018. Mr. Wiese replaces Thomas J. Reddish, whose employment as Executive Vice President and Chief Financial Officer terminated as of August 13, 2018. Mr. Reddish’s departure is unrelated to the Company’s financial condition, financial reporting or accounting practices, investments, policies or regulatory condition.

Richard P. Smith, President and Chief Executive Officer, said, “On behalf of the board and senior management team, I want to thank Tom for his many contributions over his more than 24-year tenure with the Company, including 19 as Chief Financial Officer. He has helped guide the Company in its growth, while maintaining financial integrity, and we wish him well in his future endeavors.”

“Peter, our new CFO, inherits strong and talented finance and accounting teams that will appreciate his impressive breadth of experience,” Mr. Smith said. “The Board of Directors and I have the utmost confidence in Peter’s leadership as the new Chief Financial Officer. His leadership skills, strategic insights and financial acumen will be important contributors to our future success,” added Mr. Smith.

Mr. Wiese, 44, was previously with the Sacramento, California office of the public accounting firm of Crowe Horwath LLP, where he was a partner since 2011 specializing in the financial services and banking industries. Mr. Wiese, a Certified Public Accountant, has over 20 years of experience in public accounting.

About TriCo Bancshares

Established in 1975, Tri Counties Bank is a wholly-owned subsidiary of TriCo Bancshares (NASDAQ: TCBK) headquartered in Chico, California, providing a unique brand of customer Service with Solutions available in traditional stand-alone and in-store bank branches in communities throughout Northern and Central California. Tri Counties Bank provides an extensive and competitive breadth of consumer, small business and commercial banking financial services, along with convenient around-the-clock ATM, online and mobile banking access. Brokerage services are provided by the Bank’s investment services through affiliation with Raymond James Financial Services, Inc. Visit www.TriCountiesBank.com to learn more.

Forward-Looking Statement

The statements contained herein that are not historical facts are forward-looking statements based on management’s current expectations and beliefs concerning future developments and their potential effects on the Company. Such statements involve inherent risks and uncertainties, many of which are difficult to predict and are generally beyond the control of the Company. There can be no assurance that future developments affecting the Company will be the same as those anticipated by management. The Company cautions readers that a number of important factors could cause actual results to differ materially from those expressed in, or implied or projected by, such forward-looking statements. These risks and uncertainties include, but are not limited to, the following: the strength of the United States economy in general and the strength of the local economies in which the Company conducts operations; the effects of, and changes in, trade, monetary and fiscal policies and laws, including interest rate policies of the Board of Governors of the Federal Reserve System; inflation, interest rate, market and monetary fluctuations; the impact of changes in financial services policies, laws and regulations; technological changes; mergers and acquisitions, including costs or difficulties related to the integration of acquired companies; changes in the level of the Company’s nonperforming assets and charge-offs; any deterioration in values of California real estate, both residential and commercial; the effect of changes in accounting standards and practices; possible other-than-temporary impairment of securities held by the Company; changes in consumer spending, borrowing and savings habits; ability to attract deposits and other sources of liquidity; changes in the financial performance and/or condition of our borrowers; the impact of competition from financial and bank holding companies and other financial service providers; the possibility that any of the anticipated benefits of the Company’s recent merger with FNBB will not be realized or will not be realized within the expected time period, or that integration of FNBB’s operations with those of the Company will be materially delayed or will be more costly or difficult than expected; the challenges of integrating and retaining key employees; the possibility that the merger may be more expensive to complete than anticipated, including as a result of unexpected factors or events; unanticipated regulatory or judicial proceedings; the costs and effects of litigation and of unexpected or adverse outcomes in such litigation; and the Company’s ability to manage the risks involved in the foregoing. Additional factors that could cause results to differ materially from those described above can be found in our Annual Report on Form 10-K for the year ended December 31, 2017, and our other filings on file with the Securities and Exchange Commission (the “SEC”) and available in the “Investor Relations” section of our website, https://www.tcbk.com/investor-relations and in other documents we file with the SEC. Annualized, pro forma, projections and estimates are not forecasts and may not reflect actual results.